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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) June 29, 1994

                     BURLINGTON NORTHERN RAILROAD COMPANY

            (Exact name of registrant as specified in its charter)

          Delaware                      1-6324                 41-6034000
(State or other jurisdiction          (Commission             (IRS Employer
     of incorporation)                File Number)          Identification No.)

3800 Continental Plaza, 777 Main Street, Fort Worth, Texas               76102
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(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code:  (817) 333-2000
                                                     -------------------------

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(Former name or former address, if changed since last report)

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Item 5. Other Events

Burlington Northern Railroad Company is a wholly owned subsidiary of Burlington Northern Inc. As of June 29, 1994, Burlington Northern Inc. and Santa Fe Pacific Corporation ("Santa Fe") entered into an Agreement and Plan of Merger (the "Agreement") pursuant to which, on the terms and conditions set forth in the Agreement, Santa Fe will merge (the "Merger") with and into Burlington Northern Inc., and Burlington Northern Inc. will be the surviving corporation. On June 30, 1994, Burlington Northern Inc. and Santa Fe issued a joint press release attached hereto as Exhibit 99 announcing, among other things, the execution of the Agreement and describing the conversion of Santa Fe shares to be effected upon consummation of the proposed Merger. Consummation of the Merger is subject to approval by the stockholders of Burlington Northern Inc. and Santa Fe, approval by the Interstate Commerce Commission, approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and other customary conditions.

Item 7(c). Exhibits

Exhibit 99 -- Joint Press Release of Burlington Northern Inc. and Santa Fe
             Pacific Corporation dated June 30, 1994


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                          BURLINGTON NORTHERN RAILROAD COMPANY

                                              /s/ Douglas J. Babb
                                          ------------------------------------
                                          Douglas J. Babb
                                          Vice President and General Counsel


Date: July 12, 1994

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                                EXHIBITS INDEX

                                                                Sequentially
 Exhibits                                                      Numbered Page
 --------                                                      -------------

 Exhibit 99  --Joint Press Release of Burlington Northern Inc.
               and Santa Fe Pacific Corporation dated
               June 30, 1994.                                         4